MCI WORLDCOM

                        AGREEMENT ("AGREEMENT") REGARDING
                        SECURITY DEPOSIT AND DISCLOSURES

1. The service contract (the "Service Agreement") between ("Customer") and WorldCom, Inc. ("WorldCom") stipulated and agreed to an estimated monthly service usage ("EMU") of **********. Based on the agreed EMU, WorldCom agreed to grant a total credit limit of twice the EMU dollars to avoid future over-limit violations and to allow Customer limited variation from the EMU.

2. Usage limitations are assigned to each WorldCom commercial account based on an extensive credit investigation and evaluation of each customer's financial soundness and creditworthiness. This procedure is made possible through credit documents sent to WorldCom's credit department (the "Credit Department") at the time for the initial application for service. If Customer is desirous of a credit limit in excess of the present approved limit, Customer should submit, as son as possible, a current financial statement, profit and loss statement, last three years corporate tax returns and other financial information that will assist the Credit Department in a new credit evaluation. Please state in written form on Customer letterhead, signed by an authorized corporate officer, the amount of credit limit increase that Customer is requesting. Customer's request will be given priority status upon receipt. Please direct all Deposit payments, credit limit increase requests, and new financial information to:

                                    WorldCom
                               Mail Drop 5.3-527E
                             6929 N. Lakewood Avenue
                                 Tulsa, OK 74117

3. WorldCom is in receipt of deposit ("Deposit") in the amount of **********, representing two (2) times Customer's EMU. The Deposit will be held, as security for any and all amounts owed, now or in the future, by Customer to WorldCom.

4.       The Deposit will be held for a minimum of *** (**) months or ***
         (**) billing cycles, whichever terminates later. The Company reserves the right to apply the Deposit to satisfy delinquent invoices incurred on Customer's account.

5. Payment terms shall be net ** days from the date of invoice. Customer's account may not exceed the amount of the Deposit at any time. If Customer's credit limit is exceeded at an y time during the term of the Agreement, Customer's account must be paid down to * (*) of the Deposit amount immediately when requested by WorldCom. Failure to meet the above conditions of this Agreement without WorldCom's approval will result in immediate termination of service.

6. To the extent permitted by applicable state law, WorldCom may, in its sole discretion, request additional funds be provided to increase the amount of the Deposit, in the event that the actual usage amount exceeds the EMU, or if WorldCom reasonably requires under the circumstances. WorldCom reserves the right to hold and apply Customer's deposit if Customer does not perform according to the terms and conditions of the Service Agreement.

                       *CONFIDENTIAL TREATMENT REQUESTED*

                            MATERIAL FILED SEPARATELY
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MCI WORLDCOM

7. It is further understood that should any credits become due from WorldCom to Customer for any billing errors, resolution of such errors will be coordinated with Customer. However, these credits, if any, will not affect the above agreed payment arrangement.

8. Upon receipt the Deposit will be held in an interest-bearing account for a minimum of ** (**) months. After the ** (**) month period, WorldCom will review Customer's financial position as well as its WorldCom payment history. If circumstances warrant, the deposit and all accrued interest will be refunded.

9. Interest on the funds represented by the Deposit will be paid as required on a state by state basis, and at a rate set by each individual state's Public Utility Commission or other applicable governmental agency or entity. Interest is paid on a simple interest basis using 365 days per year. Interest of **% will be paid when the Deposit is no longer required.

10. To the extent permitted by applicable state law, funds will be held by WorldCom's executive offices in Clinton, Mississippi. Should Customer have any questions regarding the Deposit funds, please contact the assigned WorldCom Account Executive or call the nearest WorldCom sales office.

11. At WorldCom's sole and exclusive option, the Deposit may be refunded or credited to the Customer at, or any time prior to, termination of service. In that event, the Customer may elect to apply the Deposit to future invoices or receive a payment of the Deposit amount. If any balance is outstanding on the Customer's account at the time of cancellation, WorldCom reserves the sole and exclusive right to apply the Customer's Deposit and accumulated interest against the Customer's unpaid balance.


                       *CONFIDENTIAL TREATMENT REQUESTED*

                            MATERIAL FILED SEPARATELY
WorldCom, Inc.

By: /s/ Todd Narwid
    -------------------
Name:    Todd Narwid
Title:   Director
Date:    July 19, 2000


Received, Understood and Agreed:

Customer:  Inter-Call-Net Teleservices, Inc.

By:  /s/ Paul Cifaldi
    ---------------------
Name:    Paul Cifaldi
Title:   COO
Date:    July 19, 2000

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                                  MCI Worldcom


          MCI WorldCom On-Net Service Agreement and Attachments A - G

                       *CONFIDENTIAL TREATMENT REQUESTED*

                            MATERIAL FILED SEPARATELY